                                 Registration No. 333-28277, Filed June 2, 1997


              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8


                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------


                           Puma Technology, Inc.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


             Delaware                                 77-0349154
 --------------------------------         ----------------------------------
   (State or other jurisdiction          (I.R.S. employer identification no.)
 of incorporation or organization)


                     2550 North First Street, Suite 500
                            San Jose, CA 95131
              -------------------------------------------------
             (Address of principal executive offices) (Zip code)


                             Puma Technology, Inc.
                       1996 Employee Stock Purchase Plan
                       ---------------------------------
                           (Full title of the plan)


                              M. Bruce Nakao
                       Senior Vice President, Finance
               and Administration and Chief Financial Officer
                           Puma Technology, Inc.
                     2550 North First Street, Suite 500
                            San Jose, CA 95131
               ----------------------------------------------
                   (Name and address of agent for service)


Telephone number, including area code, of agent for service:  (408) 321-7650

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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

                          DEREGISTRATION OF SHARES

     Pursuant to Registration Statement No. 333-28277 on Form S-8 (the "Registration Statement"), Puma Technology, Inc., a Delaware corporation (the "Company"), registered 250,000 shares of its Common Stock, $0.001 par value per share ("Common Stock"), issuable under its 1996 Employee Stock Purchase Plan (the "Plan"). The Company hereby removes from registration under the Registration Statement all of the shares of Common Stock which remain unissued in connection with the Plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California on May 3, 1999.

                                PUMA TECHNOLOGY, INC.


                                By: /s/ M. Bruce Nakao
                                    --------------------------------
                                    M. Bruce Nakao
                                    Senior Vice President, Finance and
                                    Administration, and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

      Signature                        Title                           Date
----------------------   -----------------------------------      -------------
/s/ Bradley A. Rowe      President, Chief Executive
----------------------   Officer and Director                     May 3, 1999
Bradley A. Rowe          (Principal Executive Officer)


                         Senior Vice President, Finance and
/s/ M. Bruce Nakao       Administration, and Chief Financial      May 3, 1999
----------------------   Officer
M. Bruce Nakao           (Principal Financial and Accounting
                         Officer)



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

      Signature                        Title                           Date
----------------------   -----------------------------------      -------------
/s/ Stephen A. Nicol     Senior Vice President of Sales and       May 3, 1999
----------------------   Marketing and Director
Stephen A. Nicol

/s/ Michael M. Clair
----------------------   Chairman of the Board and Director       May 3, 1999
Michael M. Clair

/s/ Tyrone F. Pike
----------------------   Director                                 May 3, 1999
Tyrone F. Pike


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